UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 18, 2014

Sprint Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-04721	46-1170005
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway
Overland Park, Kansas 66251
(Address of Principal Executive Offices, Including Zip Code)

(800) 829-0965
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
 Sprint Corporation (the Company) is filing this Current Report on Form 8-K to revise the historical financial statements contained in the Company’s Transition Report on Form 10-K for the three-month period ended March 31, 2014 (2014 Form 10-K) to include a footnote (Guarantor Financial Information Footnote) in the Notes to the Consolidated Financial Statements that provides supplemental guarantor financial information pursuant to Rule 3-10 of Regulation S-X.
The condensed consolidating information in the Guarantor Financial Information Footnote is required as a result of the expected registration under the U.S. federal securities laws of certain senior notes issued by the Company, that have been guaranteed by a subsidiary of the Company. The Guarantor Financial Information Footnote includes summarizing financial information for the parent company issuer, the subsidiary guarantor and the non-guarantor subsidiaries on a combined basis.
These revised historical financial statements are filed as Exhibit 99.1 to this Current Report on Form 8-K and have been updated in compliance with generally accepted accounting principles solely to include the Guarantor Financial Information Footnote and are incorporated herein by reference.
Except as described above, we have not modified or updated other disclosures contained in the Company's Consolidated Financial Statements and Notes thereto included in the 2014 Form 10-K. Accordingly, this Form 8-K, with the exception of the foregoing, does not reflect events occurring after the date of filing of the 2014 Form 10-K or update disclosures to already disclosed subsequent events or that are affected by any further subsequent events. Consequently, all other information not affected by the additions described above is unchanged and reflects the disclosures and other information made at the dates of the filing of the 2014 Form 10-K and should be read in conjunction with our filings with the SEC subsequent to such dates, including amendments to such filings, if any.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
23.1	Consent of KPMG LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Deloitte & Touche LLP
23.4	Consent of Deloitte & Touche LLP

99.1	The historical financial statements and revised related disclosure as of March 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 18, 2014	Sprint Corporation
By: /s/ Timothy P. O’Grady Timothy P. O’Grady, Assistant Secretary